Exhibit 10.4

REVOLVING MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND

FIXTURE FINANCING STATEMENT

THIS REVOLVING MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FINANCING STATEMENT (the “Mortgage”) is made on September 19th, 2007, between Nature Vision, Inc., a Minnesota corporation, the mortgagor (the “Mortgagor”), and M&I Business Credit, LLC., a Minnesota limited liability company, together with its participants, successors and assigns, the mortgagee and secured party (“Mortgagee”).

WITNESSETH:

WHEREAS, Mortgagor has requested that the Mortgagee from time to time make loans, guaranties, letters of credit or other financial accommodations to Mortgagor pursuant to the terms of the Demand Term Note of even date herewith (the “Note”); and

WHEREAS, the Mortgagor has agreed to grant to the Mortgagee a lien on the properties hereinafter described to secure the payment of all present and future indebtedness of the Mortgagor to the Mortgagee, up to an aggregate principal amount of Two Million Dollars ($2,000,000) at any one time outstanding, and interest thereon and costs of collection in connection therewith, evidenced or to be evidenced by or arising under the Note, and collateral obligations of Mortgagor, including the revolving line of credit evidenced by the Note under which advances, payments and re-advances may be made from time to time; and

WHEREAS, to secure (1) all loans by Mortgagee to the Mortgagor, and any extensions, renewals, restatements and modifications thereof and all principal, interest, fees and expenses related thereto, as any such loans may be advanced, paid down and readvanced from time to time, and all of the debts, liabilities, obligations, covenants, warranties and duties of the Mortgagor to Mortgagee, whether now or hereafter incurred, whether liquidated or unliquidated, whether absolute or contingent, whether arising out of any note, any loan, credit or security agreement, any lease, any other mortgage, deed of trust or other pledge of an interest in real or personal property, any guaranty, any letter of credit or reimbursement agreement or banker’s acceptance, any agreement for any other services or credit extended by Mortgagee to the Mortgagor even though not specifically enumerated herein and any other agreement with Mortgagee including, without limitation, under the Note, or otherwise, and regardless of whether such obligations arise out of existing or future credit granted by Mortgagee to the Mortgagor, Mortgagor and others, and/or to others guaranteed or endorsed by the Mortgagor or to any debtor-in-possession/ successor-in-interest of the Mortgagor, and principal, interest, fees, expenses and charges relating to any of the foregoing, including without limitation, costs and expenses of collection and enforcement of this Mortgage, attorneys’ fees of both inside and outside counsel and environmental assessment or remediation costs, and (2) Mortgagor’s payment and performance of all other obligations described in this Mortgage including, but not limited to, Mortgagor’s payment to Mortgagee of any advances made by Mortgagee in protection of the Mortgaged Property (as hereinafter defined) or the lien of this Mortgage together with interest on any such advances at the highest rate specified in the Note (all of such obligations being hereinafter referred to collectively as the “Indebtedness”); and

WHEREAS, this Mortgage secures a revolving line of credit under which advance payments and re-advances may be made from time to time and the maximum principal amount of the Indebtedness secured hereby, excluding indeterminate advances made by Mortgagee in protection of the Mortgaged Property or the lien of this Mortgage pursuant to Minn. Stat. §287.05, Subd. 4 and 5, shall not exceed Two Million Dollars ($2,000,000);

NOW, THEREFORE, to secure payment of the Indebtedness, Mortgagor does hereby mortgage, grant, bargain, sell, warrant, convey, alienate, remise, release, assign, set over and confirm to Mortgagee and grant to Mortgagee a security interest in, whether now owned or hereafter acquired, all of the following (collectively the “Mortgaged Property”):

I.         All of the right, title and interest of Mortgagor in and to that certain real property (the “Land”) located in Hennepin County, Minnesota and legally described on Exhibit “A” attached hereto and thereby made a part hereof; and

II.        All of the right, title and interest of Mortgagor in and to the buildings and improvements (hereinafter, collectively, together with all building equipment, the “Improvements”) now or hereafter located on the Land and all of its right, title and interest, if any, in and to the streets and roads abutting the Land to the center lines thereof, and any strips and gores within or adjoining the Land, the air space and right to use said air space above the Land, all rights of ingress and egress by motor vehicles to parking facilities on or within the Land, all privileges and easements now or hereafter affecting the Land or the Improvements, all royalties and all rights appertaining to the use and enjoyment of the Land or the Improvements, including, without limitation, alley, drainage, crop, timber, agricultural, horticultural, mineral, water, oil and gas rights; and

III.       All of the right, title and interest of Mortgagor in and to all fixtures and articles of personal property and all appurtenances and additions thereto and substitutions or replacements thereof, now or hereafter attached to, or contained in, the Land and/or the Improvements or placed on any part thereof, though not attached thereto, including, but not limited to, all screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings, heating, lighting, plumbing, ventilating, air conditioning, refrigerating, incinerator and/or compacting and elevator plants, stoves, ranges, vacuum cleaning systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, motors, machinery, pipes, appliances, equipment, fittings and fixtures, and the trade name, good will and books and records relating to the Land and/or the Improvements. Without limiting the foregoing, Mortgagor hereby grants to Mortgagee a security interest in all of its present and future “equipment” and “general intangibles” (as said quoted terms are defined in the Uniform Commercial Code of Minnesota (hereinafter the “Uniform Commercial Code”)) associated with or located on the Land and/or the Improvements are located and the Mortgagee shall have, in addition to all right and remedies provided herein, and in any other agreements, commitments and undertakings made by Mortgagor to Mortgagee, all of the rights and remedies of a “secured party” under the Uniform Commercial Code. To the extent permitted under applicable law, this Mortgage shall be deemed to be a “security agreement” (as defined in the Uniform Commercial Code). If the lien of this Mortgage is subject to a security interest covering any such personal property, then all of the right, title and interest of Mortgagor in and to any and all such property is hereby assigned to Mortgagee, together with the benefits of all deposits and payments now or hereafter made thereon by Mortgagor; and

IV.       All of the right, title and interest of the Mortgagor in and to all leases, lettings and licenses of the Land, the Improvements and/or any other property or rights encumbered or conveyed hereby, or any part thereof, now or hereafter entered into and all right, title and interest of Mortgagor thereunder, including, without limitation, cash and securities deposited thereunder, the right to receive and collect the rents, issues and profits payable thereunder and the right to enforce, whether by action at law or in equity or by other means, all provisions, covenants and agreements thereof; and

V.        All right, title and interest of Mortgagor in and to all unearned premiums, accrued, accruing or to accrue under insurance policies now or hereafter obtained by Mortgagor and all proceeds of the conversion, voluntary or involuntary, of the Land, the Improvements and/or any other property or rights encumbered or conveyed hereby, or any part thereof, into cash or liquidated claims, including, without limitation, proceeds of property and title insurance and all awards and compensation heretofore and hereafter made to the present and all subsequent owners of the Land, the Improvements and/or any other property or rights encumbered or conveyed hereby by any governmental or other lawful authority for the taking by eminent domain, condemnation or otherwise, of all or any part of the Land, the Improvements and/or any other property or rights encumbered or conveyed hereby or any easement therein, including, but not limited to, awards for change of grade of streets and any and all rights of Mortgagor to real estate tax refunds; and

VI.       All right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutions and replacements of and all additions and appurtenances to the Land, the Improvements and/or any other property or rights encumbered or conveyed hereby, hereafter acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Land, the Improvements and/or other property or rights encumbered or conveyed hereby, and all conversions of the security constituted thereby which, immediately upon such acquisition, release, construction, assembling, placement or conversion as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described herein (the Land and the Improvements, together with the fixtures and other property, rights, privileges and interests encumbered or conveyed hereby are hereinafter collectively referred to as the “Mortgaged Property”).

TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee forever.

PROVIDED, NEVERTHELESS, that if the Mortgagor shall pay to Mortgagee all of the Indebtedness secured hereby, then this Mortgage shall be null and void, in which event Mortgagee will execute and deliver to Mortgagor in form suitable for recording a full release of this Mortgage; otherwise this Mortgage shall remain in full force and effect.

The following provisions shall also constitute an integral part of this Mortgage:

ARTICLE I

Representations, Warranties

and Covenants of the Mortgagor

1.01     Representations. Mortgagor hereby represents and warrants that, as of the date of this Mortgage:

(a)        Mortgagor shall pay all of the Indebtedness when due.

(b)        It is the lawful owner of the Mortgaged Property in fee simple unless otherwise expressly limited herein and has the right and lawful authority to mortgage the same as provided herein. Mortgagor further warrants that the Mortgaged Property is free from all liens and encumbrances except as listed on Exhibit B. Mortgagor expressly acknowledges and agrees that the foregoing is a covenant concerning title to the Mortgaged Property. Mortgagor agrees to indemnify and hold Mortgagee harmless from and against any loss, cost or expense incurred by Mortgagee resulting from a breach of the above covenant, notwithstanding full satisfaction of the Indebtedness.

(c)        The Land is not the homestead of Mortgagor or any other person.

(d)        This Mortgage has been duly authorized, executed and delivered; said instrument is a legal, valid and binding obligation of Mortgagor, enforceable in accordance with its terms, subject, however, to bankruptcy and other law, decisional or statutory, of general application affecting the enforcement of creditors’ rights, and to the fact that the availability of the remedy of specific performance or of injunctive relief in equity is subject to the discretion of the court before which any proceeding therefor may be brought.

(e)        The execution and performance of this Mortgage and the consummation of the transactions hereby contemplated will not result in any breach of, or constitute a default under, any mortgage, lease, bank loan, or credit agreement, trust indenture, or other instrument to which Mortgagor is a party or by which it may be bound or affected.

(f)        Mortgagor has no knowledge of any actions, formal governmental investigations, suits or proceedings (including, without limitation, any condemnation or bankruptcy proceedings) pending or threatened against Mortgagor or affecting Mortgagor’s interest in the Mortgaged Property, or which may adversely affect the validity or enforceability of this Mortgage, at law or in equity, or before or by any governmental authority; Mortgagor is not in default with respect to any writ, injunction, decree or demand of any court or any governmental authority affecting Mortgagor’s interest in the Mortgaged Property.

(g)        The Mortgaged Property presently complies in all material respects with all (and Mortgagor will not, in the future, do or cause anything to be done that would be a violation in any material respect of any) applicable zoning and subdivision ordinances, building codes or restrictive covenants.

(h)        All Improvements now or hereafter located on the Land are, or will be, located entirely within the boundaries of the Land.

(i)        Mortgagor shall duly and punctually perform all of Mortgagor’s obligations and duties under any mortgage or security agreement with a lien which has priority over this mortgage and any obligation to pay secured by such a mortgage or security agreement.

1.02     Insurance

(a)        Mortgagor will keep the Improvements now existing or hereafter erected or placed on the Land insured, in an amount equal to the actual replacement cost thereof, against loss by fire and other hazards covered by the so-called “all-risk” form of policy and against such other hazards, casualties and contingencies for the full replacement cost thereof with policies in such form as may be required by Mortgagee. All insurance shall be carried with companies approved by Mortgagee and the policies and renewals thereof shall (i) contain a waiver of defense based on coinsurance, (ii) be constantly assigned and pledged to and held by Mortgagee as additional security for the Indebtedness, (iii) have attached thereto a standard mortgagee clause in favor of and in form acceptable to Mortgagee, and (iv) contain an agreement of the insurer that it will not cancel or modify the policy except after 30 days’ prior written notice to Mortgagee.

(b)        Mortgagor shall maintain comprehensive general liability insurance naming Mortgagee as an additional insured in an amount acceptable to Mortgagee to insure against claims arising from any accident or occurrence in or upon the Mortgaged Property.

(c)        If the Mortgaged Property includes steam boilers or other equipment for the generation or transmission of steam, insurance against loss or damage by explosion, rupture or bursting of steam boilers, pipes, turbines, engines and other pressure vessels and equipment, in an amount satisfactory to Mortgagee, without a co-insurance clause.

(d)       If the Land or any part thereof is located in a designated official flood-hazardous area, flood insurance insuring the Improvements now existing or hereafter erected on the Land in an amount equal to the lesser of the principal balance of the Indebtedness or the maximum limit of coverage made available with respect to such Improvements under the Federal Flood Disaster Protection Act of 1973, as amended, and the regulations issued thereunder.

(e)       If Mortgagor fails to obtain any such insurance, Mortgagee may procure and maintain such insurance and the amount paid therefor shall become immediately due and payable with interest at the highest rate provided in the Note and shall be secured by this Mortgage. Notwithstanding anything herein to the contrary, it shall be Mortgagor’s and not Mortgagee’s responsibility to maintain insurance coverage.

(f)        If the Mortgaged Property or any part thereof shall be damaged or destroyed by fire or other casualty, Mortgagor will promptly give written notice thereof to the insurance carrier and Mortgagee, and Mortgagor will not adjust any damage or loss which is estimated by Mortgagee in good faith to exceed $25,000 unless Mortgagee shall have joined in such adjustment; but if there has been no adjustment of any such damage or loss within four months from the date of occurrence thereof and if an Event of Default (as hereinafter defined) shall exist at the end of such four-month period or at any time thereafter, Mortgagee may alone, make proof of loss, adjust and compromise any claim under the policies and appear in and prosecute any action arising from such policies. In connection therewith, Mortgagor does hereby irrevocably authorize, empower and appoint Mortgagee as attorney-in-fact for Mortgagor (which appointment is coupled with an interest) to do any and all of the foregoing in the name of and on behalf of Mortgagor.

(g)       All sums paid under any insurance policy required to be maintained under Subsections 1.02(a), 1.02(c) and 1.02(d) shall be paid to Mortgagee unless the total of the sums to be paid under such policy for any loss is less than $25,000 in which event such sums shall be paid to Mortgagor, who shall apply the proceeds to the restoration or repair of the Mortgaged property and shall secure and deliver to Mortgagee a lien waiver from each contractor for all work done and for all material furnished by it for such restoration or repair paid for out of such proceeds. Mortgagee shall have the right, at its sole option, to either apply the amount of any insurance proceeds received by Mortgagee (after first deducting therefrom Mortgagee’s expenses incurred in collecting the same, including reasonable attorneys’ fees), against the Indebtedness or make such proceeds available to Mortgagor for the restoration or repair of the Mortgaged Property so damaged or destroyed. If the amount of insurance proceeds is less than the amount of the Indebtedness, Mortgagor may request that the insurance proceeds be made available for the restoration or repair of the Mortgaged Property so damaged or destroyed and Mortgagee, in the exercise of its reasonable discretion, may permit the insurance proceeds, or a portion thereof, to be utilized to restore or repair the Mortgaged Property subject to the following conditions:

(i)             No Event of Default or event that but for the passing of time or the giving of notice would be an Event of Default shall have occurred and be continuing at the time of such request;

(ii)           Prior to commencing the restoration or repair (hereinafter “Restoration”), other than temporary work to protect property or prevent interference with business, Mortgagee shall have been furnished and shall have approved (A) the plans and specifications for the Restoration; (B) Mortgagor’s choice of an architect or engineer for the purpose of supervising the Restoration; (C) a sworn construction statement duly executed by Mortgagor, showing all costs and expenses of any kind incurred or estimated to be incurred in completing the Restoration; (D) a copy of each contract let by Mortgagor relating to completion of the Restoration; (E) evidence satisfactory to Mortgagee that all required permits for completion of the Restoration have been obtained;

(iii)          Mortgagor shall deposit with Mortgagee the difference, if any, between the cost of the Restoration and the amount of the insurance proceeds available for such purpose;

(iv)           Mortgagor shall authorize Mortgagee to disburse such funds and such proceeds in installments as work progresses and to pay fees and charges of any title insurance company engaged as disbursing agent including, but not limited to, fees in connection with title searches as to mechanics’ liens arising in connection with the Restoration, fees of any architect or engineer engaged by Mortgagee to review the plans and specifications for the Restoration and to make periodic inspections of the Restoration, and attorneys’ fees incurred by Mortgagee in connection with the Restoration;

(v)            Each request for a draw of such funds and proceeds shall be limited to the total costs of Restoration actually incurred to the date of such draw request, minus 10% of such costs (or such lesser holdback as Mortgagee may in its discretion require);

(vi)           At the time of submission of any draw request, Mortgagor shall submit to Mortgagee a search prepared by a title insurance company acceptable to Mortgagee, showing that no mechanic’s liens appear of record with respect to the Mortgaged Property that have not been discharged of record;

(vii)         To the extent that the cost of completing the Restoration, as estimated at any time and from time to time by Mortgagee in good faith, shall exceed the proceeds and funds then held by Mortgagee for such restoration, Mortgagor shall promptly deposit with Mortgagee an amount equal to such excess, Mortgagee may require, or apply the proceeds toward reduction of Indebtedness; and

(viii)        The likelihood that the Note will be paid and performed in accordance with their terms shall not, in the reasonable judgment of Mortgagee, be adversely affected.

(h)       Mortgagor shall deliver to Mortgagee a copy of the policy evidencing the insurance which is required under Subsection 1.02(a), certificates evidencing the insurance which is required under Subsections 1.02(b), 1.02(c) and 1.02(d) and Mortgagor shall promptly furnish to Mortgagee copies of all renewal notices and all receipts of paid premiums received by it. At least thirty (30) days prior to the expiration date of a required policy, Mortgagor shall deliver to Mortgagee a copy or a certificate of a renewal policy in form satisfactory to Mortgagee. If Mortgagor has a blanket insurance policy in force providing coverage for several properties of Mortgagor, including the Mortgaged Property, Mortgagee shall accept a certificate of such insurance together with a copy of such blanket insurance policy; provided that the certificate sets forth the amounts of insurance and coverage, such amounts are at least equal to the amounts required above, and the original policy of insurance is written by a carrier or carriers acceptable to mortgagee, insures against the risks set forth above, cannot be amended, modified or cancelled without thirty (30) days’ prior written notice to Mortgagee, is in an amount not less than the unpaid principal balance secured by this Mortgage, and has a full replacement cost endorsement meeting the requirements of Subsection 1.02(a) for all properties covered by such blanket insurance policy.

(i)        If the Mortgaged Property is sold at a foreclosure sale or if Mortgagee otherwise acquires title to the Mortgaged Property, Mortgagee shall have all of the right, title and interest of Mortgagor in and to any insurance policies required under this Section 1.02 hereof and the unearned premiums thereof and what action Mortgagor has taken, is taking or proposes to take with respect thereto.

(j)        Mortgagor shall promptly reimburse Mortgagee upon demand for all of Mortgagee’s expenses incurred in connection with the collection of insurance proceeds including, but not limited to, reasonable attorneys’ fees, and all such expenses, together with interest from the day of disbursement at the highest rate stated in the Note (unless collection of interest from the Mortgagor at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Mortgager under applicable law) shall be additional amounts secured by this Mortgage.

(k)       Upon Mortgagee’s request, Mortgagor shall pay over to Mortgagee in escrow on a monthly basis, an amount sufficient to pay the premiums, when due, for the policies of the insurance required by Subsections 1.02(a), 1.02(c) and 1.02(d). Mortgagee shall pay over such funds from escrow, without interest, directly to the insurance carrier upon written request by Mortgagor. If all or a part of the Indebtedness is accelerated, Mortgagee may apply against the Indebtedness secured hereby, in such manner as Mortgagee shall determine, any funds of Mortgagor then in Mortgagee’s possession under this subsection.

1.03     Real Estate Taxes. Mortgagor shall pay all real estate taxes, assessments and other governmental impositions against the Mortgaged Property as and when due and before any penalty would attach. Upon Mortgagee’s request, Mortgagor shall pay over to Mortgagee in escrow on a monthly basis an amount equal to one twelfth (1/12) of the real estate taxes and assessments due and payable with respect to the Mortgaged Property in the then current or succeeding calendar year, as the case may be. Mortgagee shall pay over such funds from escrow, without interest, directly to the proper taxing authorities upon written request by Mortgagor. If all or a part of the Indebtedness is accelerated, Mortgagee may apply against the Indebtedness secured hereby, in such manner as Mortgagee shall determine, any funds of Mortgagor then in Mortgagee’s possession under this Section.

1.04     Payment of Utility Charges. Mortgagor shall pay or cause to be paid all charges made for electricity, gas, heat, water and sewer furnished or used in connection with the Mortgaged Property and will, upon request by Mortgagee, furnish proper receipts showing such payment.

1.05     Care of Property. Mortgagor (i) shall keep the buildings and other improvements now or hereafter erected on the Land safe and in good repair and condition, ordinary depreciation excepted; (ii) shall, upon damage to or destruction of the Mortgaged Property or any part thereof by fire or other casualty, restore, repair replace or rebuild the Mortgaged Property that is damaged or destroyed to the condition it was in immediately prior to such damage or destruction whether or not any insurance proceeds are available or sufficient for such purpose, unless Mortgagor shall have elected to apply such proceeds to reduction of the Indebtedness; (iii) shall constantly maintain the parking and landscaped areas of the Mortgaged Property; (iv) shall not commit waste or permit impairment or deterioration of the Mortgaged Property; (v) shall not alter or permit the alteration by any tenant of the design or structural character of any building now or hereafter erected on the Land or hereafter construct, or permit any tenant to construct, additions to existing buildings or additional buildings on the Land without the prior written consent of Mortgagee; (vi) shall not remove from the Land any of the fixtures and personal property included in the Mortgaged Property unless the same is immediately replaced with property of at least equal value and utility, and this Mortgage becomes a valid first lien on such property.

1.06     Compliance with Permitted Encumbrances and Laws; Hazardous Substances.

(a)       Subject to Section 1.12 relating to contests, Mortgagor shall comply with all present and future statutes, laws, rules, orders, regulations and ordinances affecting the Mortgaged Property, any part thereof or the use thereof and shall comply with all covenants, conditions and restrictions applicable to the Mortgaged Property which are contained in any document constituting a Permitted Encumbrance as set forth in Exhibit B hereto.

(b)       For purposes of this Mortgage, “Hazardous Substance” means the entire universe of substances or combination of substances which may pose a substantial or potential hazard to human health or the environment, including but not limited by enumeration, the following: (i) hazardous waste, toxic substances, polychlorinated biphenyls, asbestos or related materials, petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, liquid petroleum gas, synthetic gas usable for fuel or mixtures thereof; (ii) any substances defined as a “hazardous substance” in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq., a “hazardous material” in the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801, et seq., a “hazardous chemical substance” in the Toxic Substances Control Act, 15 U.S.C. Sec. 2601, et seq., a “hazardous waste” in the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901, et seq., a “toxic pollutant” in the Clean Water Act, 33 U.S.C. Sec. 1251 et. seq., or as “hazardous substance,” “hazardous waste,” “pollutant or contaminant” in the Environmental Response and Liability Act, Minn. Stat. Sec. 115B.01 et seq., or any rules adopted thereunder; and (iii) any other hazardous substance, hazardous waste, pollutant, contaminant, or toxic substance, the generation, release, handling, storage, transportation, treatment, or disposal of which is regulated or governed by any law, regulation, code, or ordinance now existing or hereafter enacted or amended (collectively “Environmental Laws”).

(c)       Mortgagor represents, covenants and warrants that to Mortgagor’s best knowledge, the Mortgaged Property has not been used or involved, and, except as otherwise provided herein, will not be used or involved, in the generation, transportation, release, handling, treatment, storage, or disposal of any Hazardous Substance, and that Mortgagor will not take any action which may result in a release or fail to take any action which may prevent or minimize a release of any Hazardous Substance from or onto the Mortgaged Property. Mortgagor also represents, warrants and covenants that, to the best of Mortgagor’s knowledge, there is not present on, in or under the Mortgaged Property or any improvements thereon, any Hazardous Substance.

(d)       Mortgagor agrees to indemnify, defend and hold Mortgagee harmless from and against any claim, loss or damage to which Mortgagee may be subjected as a result of any past, present or future existence, use, handling, storage, transportation, treatment or disposal of Hazardous Substances associated with the Mortgaged Property or violation of any Environmental Law. The indemnification provided herein shall be in addition to the provisions of Section 1.10 hereof and shall survive payment in full of the Indebtedness.

(e)       Unless previously delivered by Mortgagor to Mortgagee, Mortgagee, at its sole option, may obtain, at Mortgagor’s expense, a report from a reputable environmental consultant of Mortgagee’s choice as to the presence of any Hazardous Substances on the Mortgaged Property and as to whether the Mortgaged Property has been or presently is being used for the handling, storage, transportation, treatment, or disposal of any Hazardous Substance. If the report indicates the presence of any Hazardous Substance or such past or present use, handling, storage, transportation, treatment, or disposal of Hazardous Substances, Mortgagee may require that all violations of law with respect thereto be corrected and/or that Mortgagor obtain all necessary environmental permits or approvals therefor.

(f)        Promptly after learning of the occurrence of any of the following, Mortgagor shall give Mortgagee oral and written notice thereof, describing the same and the steps being taken by Mortgagor with respect thereto: (i) the happening of any event involving the use, spill, release, leak, seepage, discharge or cleanup of any “Hazardous Substance”; (ii) any litigation, arbitration proceeding, notice of claim, or governmental proceeding against Mortgagor that may materially affect the Mortgaged Property or any interest therein; (iii) notice from a governmental agency that any activities on the Mortgaged Property are not or may not be in compliance with requirements of applicable federal, state or local environmental, health or safety statutes or regulations; (iv) notice that Mortgagor or the Mortgaged Property is subject to federal or state investigation evaluating whether any remedial action is needed to respond to the release or threatened release of any Hazardous Substance or other substance from the Mortgaged Property into the environment; or (v) notice that the Mortgaged Property is subject to a lien in favor of any governmental entity for (A) any liability under federal or state environmental laws or regulations, or (B) damages arising from or costs incurred by such governmental entity in response to a release or threatened release of a Hazardous Substance or other substance into the environment.

(g)       Nothing in this Mortgage shall limit, restrict or waive any claim or right of action Mortgagee may have under applicable federal, state or local laws with respect to those matters covered under this Section 1.06, including but not limited to any right to contribution or cost recovery.

1.07     Right of Mortgagee to Enter. Mortgagor will permit Mortgagee and its agents, upon reasonable notice, to enter upon any or all of the Mortgaged Property, from time to time, to inspect the same, to perform environmental testing, to perform or observe any covenants, conditions, or terms which Mortgagor shall fail to perform, meet or comply with, or for any other purpose in connection with the protection or preservation of Mortgagee’s security, without thereby becoming liable to Mortgagor or any person in possession under Mortgagor. Mortgagee is under no obligation to exercise the rights permitted by this Section.

1.08     Other Taxes; Change in Tax Laws. Mortgagor will pay all taxes, assessments, documentary stamps and other similar charges, other than Mortgagee’s income tax, which may be assessed upon the Mortgaged Property, or upon Mortgagee’s interest therein, or upon this Mortgage or the monies secured hereby without regard to any law heretofore enacted or hereafter to be enacted imposing payment of the whole or any part thereof upon Mortgagee. Upon violation of this undertaking or the passage of a law imposing payment of the whole or any portion of any of the taxes aforesaid upon Mortgagee, and the rendering by any court of competent jurisdiction of a decision that the undertaking by Mortgagor as herein provided to pay any taxes, assessments or other similar charges is legally inoperative, then the Indebtedness hereby secured, without any deduction, shall, at the option of Mortgagee, become immediately due and collectible, notwithstanding anything contained in this Mortgage or any law hereafter enacted.

1.09     Due on Sale. Mortgagor shall not sell, convey, encumber, assign, lease, mortgage, or otherwise transfer any legal or equitable interest (including, without limitation, any leasehold interest) in all or any part of the Mortgaged Property (or permit any such sale, conveyance, encumbrance, assignment, leasing, mortgage or transfer to occur or to remain) without the prior written consent of Mortgagee. This provision shall apply to each and every such sale, conveyance, encumbrance, assignment, lease, mortgage or other transfer, whether voluntary or involuntary and whether or not Mortgagee has consented to any such prior sale, conveyance, encumbrance, assignment, lease, mortgage or other transfer. Without in any way limiting the generality of the foregoing, a sale, transfer, assignment or other disposition of any shares of stock in, or any general limited partnership interest in, Mortgagor shall constitute and be deemed a sale of all or a part of the Mortgaged Property for purposes of this Section 1.09.

1.10     Indemnity. Mortgagor agrees to defend, indemnify and hold Mortgagee and its officers, directors, employees, attorneys and agents (collectively, the “Indemnitees”) harmless from and against any and all claims, causes of action, damages, penalties, liabilities, losses and expenses (including, without limitation, fees and disbursements of counsel and consultants) which may be asserted against, imposed on or incurred by such Indemnitees (other than that arising from Mortgagee’s or any Indemnitees own willful misconduct or negligence) which arise from (a) ownership of the Mortgaged Property or any interest therein, or receipt of any rent or any other sum therefrom, (b) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Mortgaged Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault space, if any, (c) any use, nonuse or condition of the Mortgaged Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault space, if any, (d) any failure on the part of Mortgagor to perform or comply with any of the terms of this Mortgage including, without limitation, the terms and provisions of Section 1.06 hereof, (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, (f) any negligence or tortious act on the part of Mortgagor or any of its agents, contractors, sublessees, licensees or invitees, (g) the exercise by Mortgagee of any remedy provided under this Mortgage or at law or in equity, or (h) any actions that are taken in order to enforce the foregoing right to indemnification. Mortgagor further agrees that pursuant to its duty to indemnify under this Section or Section 1.06, Mortgagor shall indemnify the Indemnitees against all expenses incurred by the Indemnitees as they become due and shall not be entitled to wait for the outcome of any litigation or administrative proceeding. If any action, suit or proceeding is brought against any of the Indemnitees by reason of any such occurrence for which Mortgagor must indemnify the Indemnitees pursuant to this Section or Section 1.06, Mortgagor, upon the Indemnitees’ request, will, at Mortgagor’s expense, resist and defend such action, suit or proceeding or it will cause the same to be resisted and defended by counsel for the insurer of the liability or by counsel designated by Mortgagor and approved by Mortgagee. Mortgagor’s obligations to indemnify, defend and hold the Indemnitees harmless under this Section and Section 1.06 shall survive repayment of the Indebtedness and satisfaction or foreclosure of this Mortgage. Any amounts paid by Mortgagee with respect to which Mortgagee has the right to indemnification under this Section or Section 1.06 shall become part of the Indebtedness and shall bear interest until repaid at the highest rate specified in the Note.

1.11     Mechanics’ and Other Liens. Mortgagor shall pay, bond or discharge of record, from time to time, forthwith, all liens (and all claims and demands of mechanics, materialmen, laborers or others, which, if unpaid, might result in or permit the creation of a lien) on or affecting the Mortgaged Property or any part thereof, or on or affecting the revenues, rents, issues, income or profits arising therefrom and, in general, Mortgagor forthwith shall do, at the cost of Mortgagor and without expense to Mortgagee, everything necessary to fully preserve the lien of this Mortgage. If Mortgagor fails in a timely manner to make payment in full of, bond or discharge, such liens Mortgagee may, but shall not be obligated to, make payment, bond or discharge such liens, and

Mortgagor shall, on demand, reimburse Mortgagee for all sums so expended and such sums shall bear interest at the highest rate specified in the Note until reimbursed.

1.12	Permitted Contests.

(a)       Mortgagor shall not be required to (i) pay any tax, assessment or other charge referred to in Section 1.03 hereof, (ii) pay any charge referred to in Section 1.04 hereof, or (iii) discharge or remove any lien, encumbrance or charge referred to in Section 1.11 hereof, so long as Mortgagor shall:

(1)       Contest, in good faith, the existence, amount or the validity thereof, the amount of damages caused thereby or the extent of its liability therefor, by appropriate proceedings operating during the pendency thereof to prevent (A) the collection of, or other realization upon the tax, assessment, lien, encumbrance or charge so contested, (B) the sale, forfeiture or loss of the Mortgaged Property or any part thereof, and (C) any interference with the use or occupancy of the Mortgaged Property or any part thereof; and

(2)       Give such security to Mortgagee as may be demanded by Mortgagee to ensure payment of the amount so contested if Mortgagor loses such contest.

(b)       Mortgagor shall not be required to comply with any statute, law, rule, regulation or ordinance (hereinafter “law”) referred to in Section 1.06 hereof, so long as Mortgagor shall:

(1)       Contest, in good faith, the validity or applicability thereof or its liability with respect thereto, by lawful proceedings;

(2)       Obtain an administrative or judicial stay of the application of said law; and

(3)       Give such security to Mortgagee as may be demanded by Mortgagee to ensure payment of any contested amount or required action and any damages, penalties or fines which may be imposed as a result thereof, if Mortgagor shall lose such contest.

(c)       Mortgagor shall give prompt written notice to Mortgagee no less than five (5) days prior to the commencement of any contest referred to in this Section 1.12.

1.13	Miscellaneous Agreements. Mortgagor shall:

(a)       Apply tenant security deposits as and to the extent required by Minnesota Statutes Section 504.20; and

(b)       Keep the covenants required of a lessor or licensor pursuant to Minnesota Statutes Section 504.18, Subd.1.

ARTICLE II

Rights of Mortgagee

2.01     Uniform Commercial Code Security Interest. This instrument is intended to be a security agreement pursuant to the Uniform Commercial Code covering any of the items or types of property included as part of the Mortgaged Property that may be subject to a security interest pursuant to the Uniform Commercial Code, and Mortgagor hereby grants Mortgagee a security interest in such items or types of property. This Mortgage or a reproduction hereof is sufficient as a financing statement and as a financing statement, it covers goods which are or are to become fixtures on the Land. In addition, Mortgagor will execute and deliver to Mortgagee, upon Mortgagee’s request, any financing statements or amendments thereof or continuation statements thereto that Mortgagee may require to perfect a security interest in said items or types of property. Mortgagor shall pay all costs of filing such instruments.

2.02     Condemnation. If all or any part of the Mortgaged Property is damaged, taken or acquired, either temporarily or permanently, in any condemnation proceeding, or by exercise of the right of eminent domain, the amount of any award or other payment for such taking, acquisition or damages made in consideration thereof, to the extent of the full amount of the remaining unpaid Indebtedness secured by this Mortgage, is hereby assigned to Mortgagee, who is empowered to collect and receive the same and to give proper receipts therefor in the name of Mortgagor and the same shall be paid forthwith to Mortgagee, who at its option, may release any such award or monies so received or apply the same in whole or in part, after the payment of all of its expenses, including costs and attorneys’ fees, on account of the last maturing installments of the Indebtedness hereby secured, irrespective of whether such installments are then due and payable. Notwithstanding the foregoing, if the amount of condemnation proceeds is less than the amount of the Indebtedness, Mortgagor may request that the condemnation proceeds be made available for the restoration or repair of the Mortgaged Property so damaged or destroyed and Mortgagee, in the exercise of its reasonable discretion, may permit the condemnation proceeds, or a portion thereof, to be utilized to restore or repair the Mortgaged Property subject to the conditions contained in Subsections 1.02(g)(i) through (viii).

2.03     Subrogation. If Mortgagor pays any prior lien from the proceeds of the Indebtedness secured by this Mortgage, it shall be subrogated to the rights of the holder of such prior lien as fully as if such lien had been assigned to Mortgagee.

2.04     Right of Mortgagee to Perform. If Mortgagor fails to pay any taxes, assessments or other similar charges heretofore or hereafter assessed against the Mortgaged Property or fails to obtain the release of any lien or encumbrance (other than those listed on Exhibit B hereto) of any nature heretofore or hereafter arising upon the Mortgaged Property or fails to perform any other covenants and agreements contained in this Mortgage or if any action or proceeding is commenced which adversely affects or questions the title to or possession of the Mortgaged Property or the interest of Mortgagor or Mortgagee therein, then Mortgagee, at Mortgagee’s option, without notice to Mortgagor, may perform such covenants and agreements, investigate and defend against such action or proceeding, and take such other action as Mortgagee deems necessary to protect Mortgagee’s interest. Any amounts disbursed by Mortgagee pursuant to this Section, including court costs and expenses and attorneys’ fees, with interest thereon, shall become additional indebtedness of Mortgagor secured by this Mortgage. Such amount shall be payable upon notice from Mortgagee to Mortgagor requesting payment thereof, and shall bear interest from the date of disbursement at the highest rate specified in the Note. Nothing contained in this Section shall, however, require Mortgagee to incur any expense or to do any act hereunder.

2.05     Miscellaneous Rights of Mortgagee. Mortgagee may at any time and from time to time, without notice, release any person liable for payment of any Indebtedness secured hereby, extend the time or agree to alter the terms of payment of any of the Indebtedness, accept additional security of any kind, release any property securing the Indebtedness, consent to the making of any plat or map of the Land or the creation of any easement thereon or any covenants restricting use or occupancy thereof, or alter or amend the terms of this Mortgage in any way. No such release, modification, addition or change shall affect the liability of any person other than the person so released for payment of any Indebtedness secured hereby, nor affect the priority and status of this Mortgage upon any property not so released.

ARTICLE III

Defaults and Remedies

3.01     Event of Default Defined. Each of the following occurrences shall constitute an “Event of Default” under this Mortgage:

(a)       Failure of the Mortgagor to pay any portion of the Indebtedness when due;

(b)       Subject to the provisions of Section 1.12, Mortgagor’s failure to pay any taxes, assessments or other governmental impositions against the Mortgaged Property when due;

(c)       Mortgagor’s failure to maintain the insurance required under Section 1.02 of this Mortgage;

(d)       Any default in the covenants contained in Section 1.09 of this Mortgage;

(e)       Mortgagor’s default in the performance or observance of any other covenant contained in this Mortgage; provided, however, that if such default is curable, such default shall not constitute an Event of Default hereunder if Mortgagor promptly commences in good faith to cure such default upon receipt of written notice of such default from Mortgagee, Mortgagor thereafter continuously and diligently proceeds to cure such failure and such default is cured to the satisfaction of Mortgagee no later than thirty (30) days after delivery of the written notice of default to Mortgagor;

(f)        Any representation or warranty made by Mortgagor in this Mortgage or made by the Mortgagor in the Note is untrue or misleading in any material respect or any statement, certificate or report furnished by or on behalf of Mortgagor to Mortgagee is untrue or misleading in any material respect on the date as of which the facts set forth are stated or certified;

(g)       Any default under the Note or any default under any other agreement between Mortgagor and Mortgagee; or

(h)       Demand by Mortgagee for payment of Indebtedness under the Note.

3.02     Remedies. Upon the occurrence of an Event of Default or at any time thereafter until such Event of Default is cured to the satisfaction of Mortgagee, Mortgagee may, at its option, exercise any or all of the following rights and remedies (and any other rights and remedies now or then available to it, either hereunder or at law or in equity):

(a)       Mortgagee may, by written notice to Mortgagor, declare immediately due and payable all Indebtedness secured by this Mortgage, and the same shall thereupon be immediately due and payable;

(b)       Mortgagee may foreclose this Mortgage by action or advertisement, and Mortgagor hereby authorizes Mortgagee to do so, power being herein expressly granted to sell the Mortgaged Property at public auction without any prior hearing or notice thereof and to convey the same to the purchaser pursuant to the statutes of Minnesota and, out of the proceeds arising from such sale, to pay all indebtedness secured hereby with interest, and all legal costs and charges of such foreclosure and the maximum attorneys’ fees permitted by law, which costs, charges and fees Mortgagor agrees to pay. In the event of a sale under this Mortgage, whether by virtue of judicial proceedings or otherwise, the Mortgaged Property may, at the option of the Mortgagee, be sold as one parcel and as an entirety or in such parcels, manner and order as Mortgagee in its sole discretion may elect;

(c)       Mortgagee may exercise the rights and remedies of a secured party under the Uniform Commercial Code as in effect in the State of Minnesota. If notice to Mortgagor of the intended disposition of such property is required by law in a particular instance such notice shall be deemed commercially reasonable if given to Mortgagor (in the manner specified in Section 5.05) at least ten (10) days prior to the date of the intended disposition. Mortgagee may proceed in whatever order it chooses against any items of personal property under the Uniform Commercial Code or against the real property in accordance with its rights and remedies in respect of real property. The exercise of any right or remedy with respect to any part of the Mortgaged Property shall not affect the availability of any other of Mortgagee’s rights and remedies under the Uniform Commercial Code, other applicable law or this Mortgage. All expenses (including any receiver’s fees, attorneys’ fees and costs) incurred by Mortgagee pursuant to the powers herein contained shall be secured hereby and shall bear interest from the date incurred at the highest rate provided in the Note until paid by Mortgagor;

(d)       If Mortgagee exercises its option to accelerate the Indebtedness, the unpaid principal and interest owed under the Note together with all sums paid by Mortgagee as authorized or required under this Mortgage shall be collectable in a suit at law or by foreclosure of this Mortgage, or both, or by the exercise of any other remedy available at law or equity; and

(e)       Upon the commencement or during the pendency of an action to foreclose this Mortgage, or to enforce other remedies of Mortgagee under this Mortgage, without regard to the adequacy or inadequacy of the Mortgaged Property as security for the Indebtedness, Mortgagor agrees that a court of proper jurisdiction may appoint a receiver of the Mortgaged Property without bond, and may empower the receiver to take possession of the Mortgaged Property, or any part thereof, and collect the rents, issues, and profits of the Mortgaged Property and exercise such other powers as such court may grant until the confirmation of sale, and may order the rents, issues, and profits, when so collected, to be held and applied as such court may direct.

ARTICLE IV

Assignment of Rents

4.01     Assignment. Mortgagor does hereby sell, assign and transfer unto Mortgagee (i) all rents, issues and profits paid, received, or which may hereafter become due through and including any redemption period under this Mortgage by virtue of any lease, or other agreement for the use or occupancy of the Mortgaged Property or any part thereof which may have been heretofore or may hereafter be made or agreed to by Mortgagor and (ii) all of such leases and agreements, together with all guaranties therefor and any and all renewals and extensions thereof, it being the intention hereby to establish an absolute transfer and assignment of all leases and all rents, issues and profits arising therefrom or accruing thereunder and from any renewals or extensions thereof. Mortgagor represents and agrees that no rent has been or will be paid by any person in possession of any portion or all of the Mortgaged Property for more than one month in advance, and that none of the rents to accrue for any portion of said Mortgaged Property or all of said Mortgaged Property has or will be waived, released, reduced or discounted, or otherwise discharged or compromised by Mortgagor. Mortgagor waives any right of setoff against any person in possession of the Mortgaged Property or any portion thereof. Mortgagor agrees that it will not assign any of the rents or profits except to the purchaser or grantee of the Mortgaged Property, without the prior written consent of Mortgagee, provided, however, that any such assignment shall be subject to the rights and covenants herein contained.

4.02     Mortgagee in Possession. Nothing contained herein shall be construed as constituting Mortgagee “a mortgagee in possession”. In the exercise of the powers herein granted Mortgagee, no liability shall be asserted or enforced against Mortgagee, all such liability being expressly waived and released by Mortgagor.

4.03     Future Leases. Mortgagor agrees to execute and deliver, immediately upon the request of Mortgagee, all such further assurances and assignments as Mortgagee from time to time may require to evidence the assignment of rents under this Article IV.

4.04     Exercise of Assignment. Although it is the intention of the parties that this assignment of leases and rents shall be a present assignment, it is expressly understood and agreed, notwithstanding anything herein contained to the contrary, that Mortgagee shall not exercise any of the rights and powers conferred upon it herein until and unless an Event of Default shall occur. Upon occurrence of such an Event of Default, Mortgagee may apply to a court of proper jurisdiction for the appointment of a receiver and such receiver may exercise or enforce the rights herein granted in any manner now or hereafter authorized by law. This assignment shall be enforceable and Mortgagee shall be entitled to take any action permitted hereunder without seeking or obtaining the appointment of a receiver or possession of the Mortgaged Property. Mortgagee may exercise the assignment provided for herein and may thereafter terminate the same without waiving its right to exercise the assignment at a later time upon subsequent default.

4.05     Obligation of Mortgagee or Receiver. Mortgagee or any court-appointed receiver shall not be obligated to perform or discharge, nor does either of them hereby undertake to perform or discharge, any obligation, duty or liability under any lease or rental agreements relating to the Mortgaged Property, and the Mortgagor shall and does hereby agree to indemnify and hold Mortgagee and such receiver harmless from any and all liability, loss or damage which they may or might incur under any lease or under or by reason of the assignment of the rents thereof and of and from any and all claims and demands whatsoever which may be asserted against them by reason of any alleged obligations or undertakings on their part to perform or discharge any of the terms, covenants or agreements contained in said leases. Should Mortgagee or any court-appointed receiver incur any liability, loss or damage by reason of this assignment of leases and rents or in the defense of any claim or demand, other than through its own negligence or willful misconduct, Mortgagor agrees to reimburse Mortgagee or such receiver for the amount thereof, including without limitation costs, expenses and reasonable attorneys’ fees, immediately upon demand.

4.06     Collection and Application of Rents. Mortgagee or any court-appointed receiver, in the exercise of the rights and powers conferred by this assignment, may: (a) notify any or all tenants to pay directly to Mortgagee or such receiver all rents, issues and profits arising from the Mortgaged Property, (b) collect such rents, issues, profits and all other income from the Mortgaged Property of any kind, (c) manage the Mortgaged Property so as to prevent waste, (d) take control of and manage all tenant security deposits and (e) execute leases for all or a portion of the Mortgaged Property within or beyond the period of any receivership if approved by the court. Mortgagee or any court-appointed receiver, in the exercise of the rights and powers conferred by this assignment, shall use and apply the rents, issues and profits from the Mortgaged Property to the following items, in the order listed:

(a)       Reasonable receiver’s fees;

(b)       Application of tenant security deposits as required by Section 504.70 of the Minnesota Statutes;

(c)       Payment when due of prior or current real estate taxes or special assessments with respect to the Mortgaged Property, or the periodic escrow for the payment of the taxes or special assessments;

(d)       Payment when due of premiums for insurance of the type required by this Mortgage, or the periodic escrow for the payment of premiums;

(e)       Keeping of the covenants required of a lessor or licensor pursuant to Section 504.18, subdivision 1 of the Minnesota Statutes;

(f)        All expenses for normal maintenance of the Mortgaged Property in such order as Mortgagee or the court appointed receiver shall deem proper including the payment of reasonable management, brokerage and attorneys’ fees and the maintenance without interest of a reserve account for replacements;

(g)       Any expenses which are necessary to protect the lien of this Mortgage including, but not limited to, any rental payments owing to another party if Mortgagor is leasing the Mortgaged Property;

(h)       Any sums remaining after application of the above items shall be applied to reduction of the Indebtedness in such order and manner as Mortgagee may elect, but no such payment made after acceleration of the Indebtedness shall affect such acceleration;

(i)        If (A) the Mortgaged Property shall be foreclosed and sold pursuant to a foreclosure sale, and (B) any sums attributable to the period of redemption remain after payment of the items described in (a) through (g) above (such remaining amount being the “Balance”), then:

(aa)     If Mortgagee is the purchaser at the foreclosure sale, the Balance shall be paid to Mortgagee to be applied to the extent of any deficiency remaining after the sale, and if there is any excess amount remaining of the Balance after payment in full of such deficiency, the excess amount shall be paid to Mortgagee; provided that, if the Mortgaged Property is redeemed by Mortgagor or any other party entitled to redeem, said excess amount shall be applied as a credit against the redemption price, with any remaining further balances to be paid to Mortgagor; and

(bb)     If Mortgagee is not the purchaser at the foreclosure sale, the Balance shall be paid to Mortgagee to be applied to the extent of any deficiency remaining after the sale, and if there is any excess amount remaining of the Balance after payment in full of such deficiency, the excess amount shall be paid to Mortgagor; provided that (i) if the Mortgaged Property is redeemed by Mortgagor or any other party entitled to redeem, said excess amount shall be applied as a credit against the redemption price, with any remaining further balances to be paid to Mortgagor, and (ii) if the Mortgaged Property is not redeemed by Mortgagor or any other party entitled to redeem, said excess amount shall be paid to the purchaser at the foreclosure sale in an amount equal to the interest accrued upon the sale price pursuant to Minnesota Statutes §§ 580.23 or 581.10, with any remaining further balances to be paid to Mortgagee or any other party entitled to such future balances.

Nothing herein shall prohibit the right to reinstate pursuant to Minn. Stat. § 580.30, or the right to redeem granted pursuant to Minn. Stat. §§ 580.23 and 581.10. Any amounts remaining in the possession of the Mortgagee or any court-appointed receiver after payment of the amounts described above shall be credited to the amount required to be paid to effect a reinstatement or redemption or, if the full redemption amount is paid, shall be paid to the Mortgagor. If the period of redemption ends without redemption, interest accrued upon the sale price pursuant to Minn. Stat. § 580.09 or § 581.10 shall be paid to the purchaser at the foreclosure sale, its successors and assigns, and any net sum remaining thereafter shall be paid to the Mortgagee.

4.07     Tenants of Mortgaged Property. Mortgagor does further specifically authorize and instruct each and every present and future lessee or tenant of the whole or any part of the Mortgaged Property to pay all unpaid rental and other sums agreed upon in any lease to the receiver or the Mortgagee upon receipt of demand from the receiver or Mortgagee, and, upon demand, to attorn in writing to the purchaser who acquires title to the Mortgaged Property pursuant to foreclosure or any proceeding in lieu thereof.

4.08     No Waiver; Effectiveness; Advances. The entering upon and taking possession of the Mortgaged Property, the collection of such rents, issues, and profits and the application thereof as aforesaid shall not cure or waive any Event of Default hereunder nor in any way operate to prevent Mortgagee from pursuing any other remedy which it may now or hereafter have under the terms hereof or at law or in equity. The rights and powers of Mortgagee hereunder shall remain in full force and effect both prior to and after any foreclosure of this Mortgage and any sale pursuant thereto and until expiration of the period of redemption from said sale, regardless of whether a deficiency remains from said sale. The purchaser at any foreclosure sale, including Mortgagee, shall have the right, at any time and without limitation as provided in Minn. Stat. Section 582.03, to advance money to any receiver appointed hereunder to pay any part or all of the items which the receiver would otherwise be authorized to pay if cash were available from the Mortgaged Property and the sum so advanced, with interest at the highest rate provided in the Note from the date paid by Mortgagee until repaid by Mortgagee, shall be payable by Mortgagor to Mortgagee immediately upon notice to Mortgagor of the amount owing, without further demand, shall be secured by this Mortgage, shall be a part of the sum required to be paid to redeem from any foreclosure sale and shall be added to the judgment in any suit, if any, brought by Mortgagee against Mortgagor. The rights hereunder shall in no way be dependent upon and shall apply without regard to whether the Mortgaged Property is in danger of being lost, materially injured or damaged or whether the Mortgaged Property is adequate to discharge the indebtedness secured hereby.

4.09     Assignment Non-exclusive. The provisions set forth in this assignment of rents shall be deemed a special remedy given to Mortgagee and shall not be deemed exclusive of any of the remedies granted in the Agreement or this Mortgage, but shall be deemed an additional remedy and shall be cumulative with the remedies therein granted.

ARTICLE V

Miscellaneous

5.01     Further Assurances. At any time and from time to time, upon request by Mortgagee, Mortgagor will make, execute and deliver or cause to be made, executed and delivered, to Mortgagee, any and all other further instruments, certificates and other documents as may, in the opinion of Mortgagee, be necessary or desirable in order to effectuate, complete or perfect, or to continue and preserve, the obligations of the Mortgagor hereunder and under the Note and the mortgage and security interest granted by this Mortgage. Upon any failure by Mortgagor so to do, Mortgagee may make, execute and record any and all such instruments, certificates and documents for and in the name of Mortgagor and Mortgagor hereby irrevocably appoints Mortgagee its agent and attorney in fact of Mortgagor to do so.

5.02     Expenses. To the extent not prohibited by law, Mortgagor shall pay or reimburse Mortgagee for all costs and expenses before and after judgment, including without limitation, attorneys’ fees and expenses of obtaining title evidence incurred by Mortgagee in protecting or enforcing its rights under this Mortgage.

5.03     No Implied Waiver. Any delay by Mortgagee in exercising, or any failure by Mortgagee to exercise, any right or remedy available hereunder or afforded by law shall not be a waiver of or preclude the exercise of any right or remedy available hereunder, whether on such occasion or any future occasion.

5.04     Remedies Cumulative. Each remedy of Mortgagee is distinct and cumulative to each other right or remedy available under this Mortgage or afforded by law and may be exercised concurrently or independently.

5.05     Addresses. The address of Mortgagee from which information concerning the security interest hereby granted may be obtained is as follows:

M&I Business Credit, LLC

Suite 450

651 Nicollet Mall

Minneapolis, Minnesota 55402

The mailing address of Mortgagor and record owner of the Mortgaged Property is as follows:

Nature Vision, Inc.

1480 Northern Pacific Road

Brainerd, MN 56401

Organizational ID W164

Any notice, request, demand or other communication permitted or required hereunder shall be in writing and shall be deemed duly given if deposited in the United States mails, first class postage prepaid, addressed to the party for whom intended at the address specified above or at such other address as either party shall notify the other of as aforesaid.

5.06     Headings. The headings of the sections contained herein are for convenience only and are not to be construed to be a part of or to limit or affect the terms hereof.

5.07     Waiver of Rights Regarding Remedies. Mortgagor understands and agrees that if an “Event of Default” (as defined in Section 3.01 of this Mortgage) shall occur, Mortgagee has the right, among others, to foreclose this Mortgage by advertisement pursuant to Minn. Stat. Chapter 580, as now in effect or as it may be hereafter amended, or pursuant to any similar or replacement statute hereafter enacted; that under said Chapter 580 as now in effect, if Mortgagee elects to foreclose by advertisement, it may cause Mortgagor’s interest in the Mortgaged Property, or any part thereof, to be sold at public auction; that notice of such sale must be published as provided in the statute and served upon all persons in possession of the Mortgaged Property prior to the sale; that after such sale, the Mortgagor will have six or twelve months or such other period as may then be provided by law, if any, to redeem the Mortgaged Property sold, depending upon circumstances outlined in Minn. Stat. § 580.23, by paying the sale price, any taxes, assessments and insurance premiums paid by the purchaser at such sale, and all other sums permitted by law, together with interest thereon from the date of sale at the highest rate permitted by law. Mortgagor further understands that in the event of such default, Mortgagee may take possession of any personal property covered by this Mortgage and dispose of the same by sale or otherwise in one or more parcels; provided that at least ten (10) days’ prior notice of such disposition must be given to the Mortgagor, all as provided for by the Minnesota Uniform Commercial Code, as now in effect or as hereafter amended, or by any similar or replacement statute hereafter enacted. Mortgagor further understands that under the Constitutions of the United States and the State of Minnesota, it may have the right to notice and hearing before the Mortgaged Property may be sold and that the procedure for foreclosure by advertisement described above does not insure that notice will be given to Mortgagor, and neither said procedure for foreclosure by advertisement nor the Uniform Commercial Code requires any such hearing or other judicial proceeding. MORTGAGOR HEREBY RELINQUISHES, WAIVES AND GIVES UP ITS CONSTITUTIONAL RIGHTS, IF ANY, TO NOTICE AND HEARING BEFORE SALE OF THE MORTGAGED PROPERTY AND EXPRESSLY CONSENTS AND AGREES THAT THE MORTGAGED PROPERTY MAY BE FORECLOSED BY ADVERTISEMENT AND THAT PERSONAL PROPERTY COVERED BY THIS MORTGAGE MAY BE DISPOSED OF PURSUANT TO THE UNIFORM COMMERCIAL CODE, ALL AS DESCRIBED ABOVE. MORTGAGOR ACKNOWLEDGES THAT IT IS REPRESENTED BY LEGAL COUNSEL; THAT BEFORE SIGNING THIS MORTGAGE, THIS PARAGRAPH AND MORTGAGOR’S CONSTITUTIONAL RIGHTS WERE FULLY EXPLAINED BY SUCH COUNSEL AND THAT MORTGAGOR UNDERSTANDS THE NATURE AND EXTENT OF THE RIGHTS WAIVED HEREBY AND THE EFFECT OF SUCH WAIVER.

5.08     Severability and Survival. The unenforceability or invalidity of any provision or provisions of this Mortgage as to any persons or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other persons or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable. The representations, warranties, covenants and indemnification obligations contained in this Mortgage shall survive the foreclosure of this Mortgagee or any release or satisfaction hereof.

5.09     Waiver of Homestead Rights. Mortgagor waives all rights of homestead exemption in the Mortgaged Property and its rights, if any, to require that the Mortgaged Property be sold as separate tracts or parcels if this Mortgage is foreclosed.

5.10     Application of Payments; Waiver of Marshalling. All payments received by Mortgagee under the Note or this Mortgage for or on account of the Indebtedness or any other debts, liabilities and obligations of any type or description now or hereafter owed to Mortgagee by Mortgagor or may be applied by the Mortgagee to the payment of the Indebtedness secured hereby and to the payment of any such other debts, liabilities and obligations in such order or manner of application as Mortgagee, in its sole discretion, may determine. The Indebtedness secured hereby may also be secured by all other collateral security of every type and description which Mortgagee now holds or may hereafter acquire as security for any such debts, liabilities or obligations of Mortgagor. Mortgagor and any party who now or hereafter acquires a lien on the Mortgaged Property and who has actual or constructive notice of this Mortgage hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein. Mortgagee may make loans and accommodations to Mortgagor in an amount in addition to the Indebtedness secured hereby, and in such event, unless Mortgagee at its discretion elects a different order of application, all payments received on account of any debts, liabilities or obligations of Mortgagor to Mortgagee shall be deemed applied first to the payment of debts, liabilities and obligations of Mortgagor other than the Indebtedness secured hereby.

5.11     Estoppel Certificates. Mortgagor, within ten (10) days upon request in person or by mail, shall furnish to Mortgagee a written statement, duly acknowledged, setting forth the amount due on this Mortgage, the terms of payment and the maturity date under the Note, the date to which interest has been paid, whether any offsets or defenses exist against the Indebtedness and, if any are alleged to exist, a detailed description of the nature thereof.

5.12     Binding Obligations. The provisions and covenants of this Mortgage shall run with the Land, shall be binding upon Mortgagor and shall inure to the benefit of Mortgagee, subsequent holders of this Mortgage, and the respective successors and assigns of the foregoing. Foreclosure of this Mortgage will not affect or limit any right or remedy of Mortgagee on account of any breach by Mortgagor of the terms of this Mortgage occurring prior to such foreclosure except to the extent of the amount bid at foreclosure. For the purpose of this Mortgage, the term “Mortgagor” shall include and refer to the Mortgagor named herein, any subsequent owners of the Premises (or any part thereof or interest therein), and their respective heirs, executors, legal representatives, successors and assigns. If there is more than one Mortgagor, each of their undertakings hereunder shall be deemed joint and several.

5.12     Governing Law. This Mortgage shall be construed in accordance with and governed by the laws of the State of Minnesota.

Signature page follows.

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the day and year first above written.

NATURE VISION, INC.

By	/s/ Jeffrey P. Zernov
Jeffrey P. Zernov, President

By	/s/ Michael R. Day
Michael R. Day, Chief Financial Officer

STATE OF MINNESOTA	)
) ss.
COUNTY OF CROW WING	)

The foregoing instrument was executed and acknowledged before me this 19th day of September, 2007, by Jeffrey P. Zernov and Michael R. Day, the President and Chief Financial Officer, respectively, of Nature Vision, Inc., a Minnesota corporation, on behalf of said corporation.

/s/ Sindy M. Shanks
Notary Public

THIS INSTRUMENT WAS DRAFTED BY:

Maslon Edelman Borman & Brand

3300 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

[JA] 612-672-8200

AFTER RECORDING RETURN TO:

Maslon Edelman Borman & Brand

3300 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

[JA] 612-672-8200

EXHIBIT A

LEGAL DESCRIPTION

Street address:	4800 Quebec Avenue North
New Hope, Minnesota

EXHIBIT B

PERMITTED ENCUMBRANCES

None